UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2011

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on July 20, 2011, Nordson Corporation ("Nordson") entered into a Stock Purchase Agreement (the "Purchase Agreement") with VP Acquisition Holdings, Inc., a Delaware corporation ("Value Plastics"), the security holders of Value Plastics, Inc. and American Capital, Ltd., in its capacity as the security holder representative pursuant to which Nordson agreed to acquire all of the capital stock of Value Plastics. Value Plastics is a designer and manufacturer of highly engineered, disposable, fluid connection components used in mission-critical flow control applications for the health-care and medical device markets.

On August 26, 2011, Nordson completed the purchase of Value Plastics. Nordson acquired Value Plastics on a cash free and debt free basis for an aggregate purchase price of $250,000,000, subject to certain post-closing adjustments (including a customary working capital adjustment).

The description of the Value Plastics acquisition set forth above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement that will be filed by the company as an exhibit to its Form 10-Q for the quarterly period ended July 31, 2011.

Item 7.01 Regulation FD Disclosure.

On September 1, 2011, Nordson issued a press release concerning the completion of the purchase of Value Plastics. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

99.1 Press release of Nordson Corporation dated September 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

September 1, 2011	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated September 1, 2011